Exhibit 16


                        [Arthur Andersen LLP letterhead]


April 25, 1997


Mr. Joe Weinkam
President
Wyant Healthcare, Inc.
100 Readington Road
Sommerville, New Jersey 08876



Dear Mr. Weinkam:

This is to confirm that the client-auditor relationship between Wyant Healthcare, Inc. (formerly Hosposable Products, Inc.) and
Arthur Andersen LLP has ceased.


Very truly yours,

/s/ Arthur Andersen LLP
-----------------------

Arthur Andersen LLP


Copy to:
Chief Accountant, Securities and Exchange Commission
Mail Stop 9-5



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                        [Arthur Andersen LLP letterhead]

April 27, 1997

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20459

Re:      Wyant Healthcare, Inc.
         Form 8-K
         ----------------------

Dear Sirs:

This is to state that Arthur Andersen LLP agrees with the statements made by Wyant Healthcare, Inc. in Item 4 of this Form 8-K dated April 27, 1997.


Very truly yours,

/s/ Arthur Andersen LLP
-----------------------

Arthur Andersen LLP




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